EXHIBIT 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Asiarim Corporation a Nevada corporation (the "Company") on Form 10-Q Amendment No.1 for the three months period ending June 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Te Hwai Ho, Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Asiarim Corporation, and will be retained by Asiarim Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: November 15, 2010 /s/ Te Hwai Ho Te Hwai Ho (Chief Financial Officer)